Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-30655, 333-74747, 333-74715, 333-78521, 333-78567, 333-83725, 333-35806, 333-62502, 333-84010, 333-90986, 333-91002, 333-117334 and 333-137396 on Form S-8 and Registration Statement Nos. 333-32221, 333-60277, 333-70335, 333-85269, 333-92361, 333-32526, 333-40698, 333-47914, 333-67978, 333-73274, 333-81170, and 333-84932 on Form S-3 of our report dated June 6, 2006 (January 19, 2007 as to the effects of the matters discussed in Note 21 and the effects of the restatement discussed in Note 2) related to the financial statements of THQ Inc. and its subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph related to the restatement of the consolidated financial statements as discussed in Note 2), and of our report dated June 6, 2006 (January 19, 2007 as to the effect of the material weakness described in Management’s Annual Report on Internal Control over Financial Reporting (restated)) on the internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting  because of the material weakness), appearing in this Annual Report on Form 10-K/A of THQ Inc. for the year ended March 31, 2006.

DELOITTE & TOUCHE LLP

Los Angeles, California

January 19, 2007